PROSPECTUS SUPPLEMENT NO. 11	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated July 1, 2021)	Registration No. 333-257423

PURECYCLE TECHNOLOGIES, INC.

18,177,703 Shares

Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated July 1, 2021 (as supplemented or amended from time to time, the “Prospectus”), with the information contained in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of 5,936,625 shares of our common stock, par value $0.001 per share (“Common Stock”), that may be issued upon exercise of the Company Warrants (as defined in the Prospectus).

The Prospectus and prospectus supplement also relate to the offer and sale from time to time by the selling stockholders named in the Prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 12,241,078 shares of Common Stock, which includes (i) 8,903,842 shares of Common Stock that may be issued upon conversion of the Convertible Notes (as defined in the Prospectus) currently outstanding as of the most recent interest payment date, (ii) up to 951,360 additional shares of Common Stock issuable upon conversion of the Convertible Notes assuming all remaining interest payments are made to holders of the Convertible Notes entirely in kind and the maturity date of the Convertible Notes is extended through April 15, 2023 (from October 15, 2022) at our election with respect to 50% of the amount outstanding under the Convertible Notes at October 15, 2022 and (iii) up to 2,385,876 shares of Common Stock held by certain initial stockholders named therein (including the shares of our Common Stock that may be issued upon conversion of the Company Warrants held by such initial stockholders).

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock, warrants and units are listed on The Nasdaq Capital Market under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively. On March 9, 2022, the closing price of our Common Stock was $8.47 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 11, 2022.

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 650,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On or before March 7, 2022, PureCycle Technologies, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell to the Investors, in a private placement, an aggregate of 35,714,278 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and Series A warrants to purchase an aggregate of 17,857,139 shares of Common Stock (the “Series A Warrants”, and the shares of Common Stock issuable upon exercise of the Series A Warrants, the “Warrant Shares”) at a price of $7.00 per share of Common Stock and one-half (1/2) of one Series A Warrant (the “Offering”). Messrs. Michael Otworth (Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”)), Jeffrey Fieler (Director) and Timothy Glockner (Director) and Ms. Tanya Burnell (Director) participated in the Offering as Investors, either directly or, in the case of Mr. Timothy Glockner and Ms. Tanya Burnell, indirectly by companies potentially related to or affiliated with them. The Series A Warrants have an exercise price of $11.50 per share, will be exercisable beginning on the calendar day following the six month anniversary of the date of issuance, will expire on March 17, 2026 and are redeemable at a price of $0.01 per Series A Warrant if the last sales price of the Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any twenty (20) trading days within a thirty (30) trading day period commencing after the Series A Warrants become exercisable. The closing of the sales of the securities pursuant to the Subscription Agreements is expected to occur on March 17, 2022, subject to the closing conditions therein, including, but not limited to, certain creditor approvals required by the Foreign Exchange Transactions Regulations of Korea. The Company expects the gross proceeds to the Company from the Offering to be approximately $250 million before deducting fees and other estimated offering expenses.

As part of the Subscription Agreements, the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the Shares and the Warrant Shares. The Company is required to have such Registration Statement declared effective by the Commission within 60 calendar days (or 90 calendar days in the event of a “full review” by the Commission) following the closing of the Offering.

As additional consideration for Sylebra Capital Management (“Sylebra”) agreeing to participate in the Offering as an Investor, the Company entered into a board representation agreement with Sylebra (the “Board Representation Agreement”). Pursuant to the Board Representation Agreement, Sylebra will be granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra together with its affiliates beneficially owns at least 10.0% of the Common Stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra together with its affiliates beneficially owns at least 15.0% of the Common Stock, subject to certain exceptions. The Board Representation Agreement will terminate upon the earlier of when (i) Sylebra together with its affiliates beneficially owns less than 50.0% of the securities purchased in the Offering and (ii) Sylebra together with its affiliates beneficially owns less than 10.0% of Common Stock. The Board Representation Agreement is effective upon the closing of the Offering.

The foregoing descriptions of the material terms of the Subscription Agreements, the Board Representation Agreement and the Series A Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Subscription Agreement, the Board Representation Agreement and the form of Series A Warrant, copies of which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing the Offering, and certain other information, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

As noted above, on March 9, 2022, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the fourth quarter and full year ended December 31, 2022, and certain other information.

The information contained in Item 7.01 concerning the presentation to Company’s investors is hereby incorporated into this Item 2.02 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering is hereby incorporated by reference into this Item 3.02. The securities being sold pursuant to the Subscription Agreements are being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.05. On March 4, 2022, after consideration of the terms and conditions of the Common Stock and Series A Warrant Subscription Agreements and the Board Representation Agreement, as well as the particular facts and circumstances surrounding the Offering, the Board approved a waiver to the conflicts of interest provision of the Company’s Code of Business Conduct and Ethics (the “Code”) in connection with the participation of Messrs. Michael Otworth (Chief Executive Officer and Chairman of the Board), Jeffrey Fieler (Director) and Timothy Glockner (Director) and Ms. Tanya Burnell (Director) in the Offering as Investors, either directly or, in the case of Mr. Timothy Glockner and Ms. Tanya Burnell, indirectly by companies potentially related to or affiliated with them.

Item 7.01. Regulation FD Disclosure.

The slide presentation attached hereto as Exhibit 99.2, and incorporated herein by reference, will be presented to certain investors of the Company on March 9, 2022 and may be used by the Company in various other presentations to investors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Form of Series A Warrant
10.1	Form of Subscription Agreement
10.2	Board Representation Agreement
99.1	Press release by PureCycle Technologies, Inc. dated March 9, 2022
99.2	PureCycle Technologies, Inc. presentation to investors
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.

By: /s/ Lawrence Somma____________________

Name: Lawrence Somma

Title: Chief Financial Officer

Date: March 9, 2022

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
SERIES A WARRANT
PURECYCLE TECHNOLOGIES, INC.

Warrant Shares:	Initial Exercise Date: September 17, 2022
THIS SERIES A WARRANT (this “Series A Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after September 17, 2022 (the “Initial Exercise Date”) and on or prior to the earlier of (i) 5:00 p.m. (New York City time) on March 17, 2026 and (ii) the date fixed for redemption of the Subscription Warrants (defined below) as provided in Section 4 (the “Termination Date”) but not thereafter, to subscribe for and purchase from PureCycle Technologies, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Series A Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
This Series A Warrant is issued pursuant to that certain Subscription Agreement (the “Subscription Agreement”), effective on March 7, 2022, between the Company and the Holder. On or around the date of the Subscription Agreement, the Company entered into separate subscription agreements with the Company (“Other Subscription Agreements”) with certain other “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act and “accredited investors” (within the meaning of Rule 501(a) under the Securities Act), pursuant to which the Company issued and sold to such investors additional Series A warrants with terms substantially similar to this Series A Warrant (the “Other Series A Warrants”, and together with this Series A Warrant, the “Subscription Warrants”).
Section 1.Definitions. In addition to the terms defined elsewhere in this Series A Warrant, for all purposes of this Series A Warrant, the following terms have the meanings set forth in this Section 1.
“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the

Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Subscription Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
“Black Scholes Value” means the value of this Series A Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five business days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Series A Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Series A Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Series A Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Series A Warrant (without regard to any limitations on the exercise of this Series A Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Series A Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Series A Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Series A Warrant with the same effect as if such Successor Entity had been named as the Company herein.
“Business Day” and “business day” mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Common Stock” means the Company’s common stock, par value $0.001 per share.
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“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Subscription Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
“Warrant Agent” shall be any duly appointed agent selected by the Company. The Warrant Agent shall initially be the Company
Section 2.Exercise.
(a)Exercise of Series A Warrant.
(i)Exercise by Holder. Exercise of the purchase rights represented by this Series A Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (with a copy to the Warrant Agent) of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.
(ii)Exercise Procedures. Notwithstanding anything herein to the contrary, subject to Section 2(d)(ii), the Holder shall not be required to physically
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surrender this Series A Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Series A Warrant has been exercised in full, in which case, the Holder shall surrender this Series A Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company (with a copy to the Warrant Agent). Partial exercises of this Series A Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) business day of receipt of such notice. The Holder and any assignee, by acceptance of this Series A Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(iii)Maximum Percentage. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2(a)(iii); provided however, no Holder shall be subject to this Section 2(a)(iii) unless he, she or it makes such election. If the election is made by the Holder, the Warrant Agent shall not effect the exercise of the Holder’s Series A Warrants, and such Holder shall not have the right to exercise such Series A Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as a Holder may specify)(the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Series A Warrants with respect to which the determination of such sentence is being made, but shall exclude Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Series A Warrants beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants), subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of the Series A Warrants, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission (the “Commission”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder of the Series A Warrants, the Company shall, within five (5) Business Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. By written notice to the Company,
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the Holder of the Series A Warrants may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.
(b)Exercise Price. The exercise price per share of Common Stock under this Series A Warrant shall be $11.50, subject to adjustment hereunder (the “Exercise Price”).
(c)Cashless Exercise. If at any time after the Initial Exercise Date, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder, then this Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =
as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Series A Warrant, as adjusted hereunder; and
(X) =	the number of Warrant Shares that would be issuable upon exercise of this Series A Warrant in accordance with the terms of this Series A Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of this Series A Warrant being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Series A Warrant. The Company agrees not to take any position contrary to this Section 2(c).
(d)Mechanics of Exercise.
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(i)Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of this Series A Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Series A Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5.00 per Trading Day (increasing to $10.00 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Series A Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.
(ii)Delivery of New Series A Warrants Upon Exercise. If this Series A Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Series A Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Series A Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Series A Warrant, which new Series A Warrant shall in all other respects be identical with this Series A Warrant.
(iii)Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
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(iv)Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Series A Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Series A Warrant as required pursuant to the terms hereof.
(v)No Fractional Series A Warrant, Shares or Scrip. No fractional Series A Warrants, shares or scrip representing fractional shares shall be issued upon the exercise of this Series A Warrant. To the extent the Holder would be entitled to a fractional Series A Warrant, the Company shall round down to the nearest whole number of Series A Warrants to be issued to the Holder. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
(vi)Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Series A Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any
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transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
(vii)Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Series A Warrant, pursuant to the terms hereof.
Section 3.Certain Adjustments.
(a)Stock Dividends and Splits. If the Company, at any time while this Series A Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Series A Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Series A Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Series A Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(b)Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series A Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
(c)Pro Rata Distributions. During such time as this Series A Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Series A Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series A
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Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.
(d)Fundamental Transaction. If, at any time while this Series A Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Series A Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Series A Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Series A Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Series A Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Series A Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Series A Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Series A Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control,
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including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Series A Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.
(e)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
(f)Notice to Holder.
(i)Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
(ii)Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the
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corporate action required to be specified in such notice. To the extent that any notice provided in this Series A Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Series A Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
(g)Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Series A Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.
Section 4.Redemption.
(a)Redemption. Subject to Section 4(d), all (and not less than all) of the outstanding Subscription Warrants may be redeemed, in whole and not in part, at the option of the Company, at any time after the Subscription Warrants become exercisable, and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6(b), at the price of $0.01 per Subscription Warrant (“Redemption Price”); provided that the last sales price of the shares of Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any twenty (20) Trading Days within a thirty (30) Trading Day period commencing after the Subscription Warrants become exercisable and ending on the third business day prior to the date on which notice of redemption is given and provided further that there is a current registration statement in effect with respect to the shares of Common Stock underlying the Subscription Warrants for each day in the 30-Trading Day period and continuing each day thereafter until the Redemption Date (defined below).
(b)Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Subscription Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the holders of the Subscription Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register (defined below). Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder received such notice.
(c)Exercise After Notice of Redemption. This Series A Warrant may be exercised in accordance with Section 2 at any time after notice of redemption shall have been given by the Company pursuant to Section 6(b) hereof and prior to the Redemption Date; provided that the Company may require the Holder to exercise this Series A Warrant to elect “cashless exercise” in accordance with the procedures of Section 2(c), and the Holder must exercise this Series A Warrant on a cashless basis if the Company so requires. On and after the Redemption Date, the Holder of this Series A Warrant shall have no further rights except to receive, upon surrender of this Series A Warrant, the Redemption Price.
(d)No Other Rights to Cash Payment. Except for a redemption in accordance with this Section 4, the Holder shall not be entitled to any cash payment whatsoever from the Company in connection with the ownership, exercise or surrender of this Series A Warrant.
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(e)Exclusion of Certain Series A Warrants. The Company understands that the redemption rights provided for by this Section 4 apply only to outstanding Subscription Warrants. To the extent a person holds rights to purchase Subscription Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Subscription Warrants issued upon such exercise provided that the criteria for redemption is met.
Section 5.Transfer of Series A Warrant.
(a)Transferability. Subject to compliance with any applicable securities laws, this Series A Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Series A Warrant at the principal office of the Company or its designated Warrant Agent, which shall initially be the Company, together with a written assignment of this Series A Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Series A Warrant evidencing the portion of this Series A Warrant not so assigned, and this Series A Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Series A Warrant to the Company unless the Holder has assigned this Series A Warrant in full, in which case, the Holder shall surrender this Series A Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Series A Warrant in full. The Series A Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Series A Warrant issued.
(b)New Series A Warrants. This Series A Warrant may be divided or combined with other Series A Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Series A Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in exchange for the Series A Warrant or Series A Warrants to be divided or combined in accordance with such notice. All Series A Warrants issued on transfers or exchanges shall be dated the original issuance date and shall be identical with this Series A Warrant except as to the number of Warrant Shares issuable pursuant thereto.
(c)Series A Warrant Register. The Company shall register this Series A Warrant, upon records to be maintained by the Company for that purpose (the “Series A Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Series A Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company has appointed the Warrant Agent to maintain the Series A Warrant Register, as the Company’s agent. The Company shall remain responsible for the contents of the Series A Warrant Register, notwithstanding the appointment of a Warrant Agent. The Company shall provide thirty (30) days’ prior written notice to the Holder of any appointment of or change in Warrant Agent and the new Warrant Agent’s contact
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information, including if the Company shall itself directly maintain the Series A Warrant Register after a third-party Warrant Agent has been appointed.
Section 6.Miscellaneous.
(a)No Rights as Stockholder Until Exercise; No Settlement in Cash. This Series A Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Series A Warrant.
(b)Loss, Theft, Destruction or Mutilation of Series A Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Series A Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Series A Warrant, shall not include the posting of any bond), and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Series A Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Series A Warrant or stock certificate.
(c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.
(d)Authorized Shares. The Company covenants that, during the period this Series A Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Series A Warrant. The Company further covenants that its issuance of this Series A Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Series A Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Series A Warrant will, upon exercise of the purchase rights represented by this Series A Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Series A Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Series A Warrant against impairment. Without limiting the generality of
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the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Series A Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Series A Warrant.
Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Series A Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(e)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Series A Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Series A Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Series A Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Series A Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Series A Warrant, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
(f)Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Series A Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
(g)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Series A Warrant, if the Company willfully and knowingly fails to comply with any provision of this Series A Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable
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attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
(h)Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(i)if to a Holder, to its address, email address and/or facsimile number set forth on the register of Holders on file with the Company, with copies to such Holder’s representatives as set forth on such register, or to such other address, email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change;
(ii)if to the Company, to:
PureCycle Technologies Inc.
5950 Hazeltine National Drive, Suite 650
Orlando, Florida 32822
Attention: Brad Kalter
E-mail: bkalter@purecycle.com
    with a required copy to (which copy shall not constitute notice):
Jones Day
1221 Peachtree Street, NE, Suite 400
Atlanta, Georgia 30361
Attention: Joel T. May and Thomas L. Short
E-mail:     jtmay@jonesday.com; tshort@jonesday.com
(i)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Series A Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(j)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Series A Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Series A Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
(k)Successors and Assigns. Subject to applicable securities laws, this Series A Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Series A Warrant are
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intended to be for the benefit of any Holder from time to time of this Series A Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
(l)Amendment. This Series A Warrant may be amended by the Company without the consent of any of the holders of the Subscription Warrants for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Series A Warrant that is not inconsistent with the provisions of this Series A Warrant, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Series A Warrant, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Subscription Warrants, and any provisions required in connection therewith, (iv) adding to the covenants of the Company for the benefit of the Holder or surrendering any right or power conferred upon the Company under this Series A Warrant, (v) to comply with the rules of the Depositary Trust Company (“DTC”), including to permit the deposit of Subscription Warrants with the DTC and settlement through the facilities thereof, if applicable; or (vi) amending this Series A Warrant in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holder in any material respect. All other modifications or amendments to this Series A Warrant and the other Subscription Warrants, including any amendment to increase the Exercise Price or move the Termination Date, shall require the written consent of the holders of a majority of the then outstanding Subscription Warrants; provided that any material and adverse modification, waiver or termination of the economic terms of the transactions contemplated under this Series A Warrant shall require the prior written consent of the Holder of this Series A Warrant.
(m)Severability. Wherever possible, each provision of this Series A Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Series A Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Series A Warrant.
(n)Headings. The headings used in this Series A Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Series A Warrant.
********************
(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.
PURECYCLE TECHNOLOGIES, INC.

By:
Name:
Title:

NOTICE OF EXERCISE
To: PURECYCLE TECHNOLOGIES, INC.
CC: WARRANT AGENT
(1)     The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Series A Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)     Payment shall take the form of (check applicable box):
in lawful money of the United States; or
if otherwise permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)     Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________
The Warrant Shares shall be delivered to the following DWAC Account Number:
_______________________________
_______________________________
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(4)     Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

        EXHIBIT B
ASSIGNMENT FORM
(To assign the foregoing Series A Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Series A Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)
Phone Number:

Email Address:

Dated: _______________ __, ______
Holder’s Signature:

Holder’s Address:

SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this __ day of March, 2022, by and between PureCycle Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Subscriber” or “you”).
WHEREAS, the Company’s common stock, par value $0.001 per share (the “Common Stock”) is listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “PCT”;
WHEREAS, Subscriber desires to subscribe for and purchase from the Company (i) that number of shares of Common Stock set forth on the signature page hereto (the “Shares”) and (ii) that number of Series A warrants set forth on the signature page hereto, in the form attached hereto as Exhibit A (the “Series A Warrants”), with each whole Series A Warrant entitling the holder to purchase one share of Common Stock (the “Warrant Shares”, and together with the Shares and the Series A Warrants, the “Securities”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), which payment (other than the aggregate par value of the Shares) will be directed to the Company, and the Company desires to issue and sell to Subscriber the Shares and the Series A Warrants in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and
WHEREAS, to the extent the Subscriber would be entitled to a fractional Series A Warrant, the Company shall round down to the nearest whole number of Series A Warrants to be issued to the Subscriber.
WHEREAS, certain other “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) have entered into separate subscription agreements with the Company (“Other Subscription Agreements”), pursuant to which all such investors (the “Other Subscribers”) have, together with the Subscriber pursuant to this Subscription Agreement, agreed to purchase an aggregate of up to 35,714,268 shares of Common Stock and 17,857,134 Series A Warrants, with each whole Series A Warrant entitling the holder to purchase one share of Common Stock, at an aggregate purchase price of $249,999,876.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.     Subscription. Subject to the terms and conditions hereof (including without limitation the satisfaction or waiver of the conditions to closing set forth in Section 3.2), Subscriber hereby irrevocably subscribes for, and the Company hereby agrees to issue to Subscriber, upon the payment of the Purchase Price, the Shares and the Series A Warrants on the terms and conditions set forth herein (such subscription and issuance, the “Subscription”).
2.     Representations, Warranties and Agreements.
2.1     Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares and Series A Warrants to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:
2.1.1     Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
2.1.2     This Subscription Agreement and the Series A Warrants (the “Transaction Documents”) have been duly authorized, executed and delivered by Subscriber. Each of the Transaction Documents is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.1.3     The execution, delivery and performance by Subscriber of each of the Transaction Documents and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of the Transaction Documents; (ii) result in any violation of the provisions of the organizational documents of Subscriber; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that would reasonably be expected to have the Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with the Transaction Documents.
2.1.4     Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Securities.
2.1.5     Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Subscriber understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber, any investment fund or managed account managed by the same investment adviser as the Subscriber or having the same general partner or an affiliated general partner (each “Subscriber Affiliate”) absent an effective registration statement under the Securities Act with respect to the Securities or an opinion of counsel satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Securities shall contain a legend to such effect. Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.
2.1.6     Subscriber acknowledges that no representations, warranties, covenants and agreements are being made to Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in the Transaction Documents.
2.1.7     Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended, or (ii) its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
2.1.8     In making its decision to purchase the Securities, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, and ask questions with respect to, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Securities and made its own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to the Subscriber’s investment in the Securities. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber has had the full opportunity to ask such questions, receive such answers and obtain such information regarding the Company as the Subscriber has deemed necessary to make an investment decision with respect to the Securities.

2.1.9     Subscriber became aware of this offering of the Securities solely and directly from the Company as a result of a pre-exiting, substantial relationship with the Company, and the Securities were offered to Subscriber solely by direct contact between Subscriber and Company. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Company has not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other federal, state or foreign securities laws.
2.1.10     Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
2.1.11 Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities, has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated herein.
2.1.12     Subscriber understands and agrees that no federal, state or other agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.
2.1.13     Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were legally derived.
2.1.14     Subscriber has, and at the Closing will have, sufficient available funds to pay the Purchase Price pursuant to Section 3.1.
2.1.15     Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.
2.1.16    Subscriber acknowledges that Oppenheimer & Co. Inc. (“Oppenheimer”) acted solely as a financial advisor to the Company, and neither Oppenheimer nor any Affiliate of Oppenheimer has provided Subscriber with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Oppenheimer nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities. In connection with the issuance of the Securities to Subscriber, neither Oppenheimer nor any of its Affiliates has acted as a financial advisor or fiduciary to Subscriber.
2.2     Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Securities, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:
2.2.1     The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under the Transaction Documents.
2.2.2     The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Securities in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and the Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL. The Series A Warrants have been duly authorized and, when issued and delivered to Subscriber against full payment for the Securities in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Series A Warrants will be validly issued and non-assessable and the Series A Warrants will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL. The Warrant Shares, when issued in accordance with the terms of the Series A Warrants and registered with the Company’s transfer agent, will be validly issued, fully paid and non-assessable and the Warrant Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents.
2.2.3     Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.2.4     The execution, delivery and performance of each of the Transaction Documents (including compliance by the Company with all of the provisions hereof), issuance and sale of the Securities and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Securities or the legal authority of the Company to comply in all material respects with the terms of the Transaction Documents; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of the Company to comply in all material respects with this Subscription Agreement.
2.2.5     None of the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company securities or solicited any offers to buy any Company securities, under circumstances that would adversely affect reliance by the Company, as applicable, on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.
2.2.6     None of the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

2.2.7     The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has requested for deciding whether to acquire the Securities.
2.2.8     No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.
2.2.9    As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 25,000,000 shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”). As of the date of this Subscription Agreement, (i) 127,649,935 shares of Common Stock are issued and outstanding; and (ii) no shares of Preferred Stock are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights, other than as set forth in the Company’s filings with the Securities and Exchange Commission (the “Commission”), together with any amendments, restatements or supplements thereto and including any draft filings distributed to the Subscribers and the Other Subscribers (the “SEC Documents”). As of the date of this Subscription Agreement, the Company had issued and outstanding (i) 8,461,331 shares of restricted stock with voting rights (not including 2,572,089 shares of unvested restricted stock), (ii) 613,497 options to purchase shares of Common Stock, (iii) 1,262,244 performance-based stock units and (iv) warrants to purchase 6,890,419 shares of Common Stock. As of the date hereof, except as set forth above and as disclosed in the SEC Documents, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock, Preferred Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than as set forth in the SEC Documents, and other than through such subsidiaries, does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as set forth in the SEC Documents. Except as disclosed in the SEC Documents, the Company had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing.
2.2.10    The Company is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
2.2.11    Except as set forth herein, the Company is not required to obtain any consent, approval, authorization, permit, declaration or order of, or make any filing or registration with (other than the filing with the Commission of a Form D and other filings as may be required by state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made after the Closing Date within the time period required by applicable law), and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence. Subject to the accuracy of the representations and warranties of Subscriber set forth in Section 2.1 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the issuance of the Warrant Shares upon exercise of the Series A Warrants. The Company does not have a stockholder rights plan or other “poison pill” arrangement in place.

2.2.12    Except as otherwise disclosed in the SEC Documents, the Company has received no written notice of any, and there are no, actions, suits or proceedings before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, except as arising in the ordinary course of the Company’s business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate any of the transactions contemplated under any of the Transaction Documents.
2.2.13    The Company possesses all certificates, authorizations and permits issued by the appropriate domestic or foreign regulatory authority necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.
2.2.14     Subject to the accuracy of the Subscriber’s representations set forth in this Subscription Agreement, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.
2.2.15    As of the date of this Subscription Agreement, the Common Stock is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act (as defined below) or delisting the Common Stock from The Nasdaq Global Market. As of the date of this Subscription Agreement, the Company has not received any notification that, and has no knowledge that, the Commission or Nasdaq is contemplating terminating such listing or registration.
2.2.16    As of the date of this Subscription Agreement, the filed SEC Documents are the only filings required of the Company pursuant to the Exchange Act. The Company is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description in all material respects of the business of the Company. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed prior to the date hereof.
2.2.17    The financial statements included in each SEC Document comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
2.2.18    Except as otherwise set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and attempted to design such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures (the “internal controls”) as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Except as otherwise set forth in the SEC Documents, since the Evaluation Date, there have been no significant changes in the Company’s internal controls or in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.
2.2.19    The Company has timely prepared and filed (or has obtained an extension of time within which to file) all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Documents, except in all such cases where the failure to so file or the failure to so pay has not had and could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Documents, except where the failure to so withhold, collect or pay has not had and could not reasonably be expected to have a Material Adverse Effect. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property. Except as described in the SEC Documents, there are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity.
2.2.20    Except as disclosed in the SEC Documents, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Documents, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them, except where such exceptions have not had and could not reasonably be expected to have a Material Adverse Effect.
2.2.21    All Intellectual Property of the Company is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no Intellectual Property of the Company which is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted is now involved in any cancellation, dispute or litigation, and no such action is threatened. To the Company’s knowledge, no patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding. For purposes of this Section 2.2.21, “Intellectual Property” means, unless the context provides otherwise, all of the Company’s (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (e) proprietary computer software (including but not limited to data, data bases and documentation).
All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and, to the Company’s knowledge, there exists no event or condition which will result in a violation or breach of or constitute

(with or without due notice or lapse of time or both) a default by the Company under any such License Agreement, except for such violations, breaches and defaults as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
To the Company’s knowledge, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s business, except for such liens, encumbrances, adverse claims or obligations as have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has a valid and enforceable right to use all third party Intellectual Property used or held for use in the business of the Company.
To the Company’s knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with in any material respect (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Intellectual Property of the Company which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted is not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and the Company’s use of any Intellectual Property owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.
The consummation of the transactions contemplated by this Subscription Agreement will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted.
2.2.22    The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated by the Company with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination caused by the Company pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.
2.2.23    The Company maintains in full force and effect insurance coverage that, to the Company’s knowledge, is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.
2.2.24    The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.
2.2.25    Neither the Company nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
2.2.26    Except as disclosed in the SEC Documents or in any future document filed with the Commission, to the Company’s knowledge, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, to the Company’s knowledge, any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, except for such transaction the omission of which has not had and could not reasonably be expected to have a Material Adverse Effect.
2.2.27    The Company acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Subscription Agreement and the transactions contemplated hereby, and any advice or other guidance provided by Subscriber or any of its representatives and agents with respect to this Subscription Agreement and the transactions contemplated hereby is merely incidental to Subscriber’s entry into such transactions. The Company’s decision to enter into this Subscription Agreement has been based solely on the independent evaluation by the Company and its representatives and agents.
3.     Settlement Date and Delivery.
3.1     Closing. The closing of the purchase and sale of Securities hereunder (the “Closing”) shall occur on March 17, 2022 (the “Closing Date”) at 9:00 a.m., Eastern Time or at such other time as the parties shall mutually agree, upon satisfaction of the covenants and conditions set forth in Section 3. The parties agree that the Closing may occur via delivery of facsimiles, photocopies or electronic PDF versions of this Subscription Agreement and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken. At the Closing, on the Closing Date, upon the terms and subject to the conditions set forth herein:
(i)    The Company agrees to sell, and Subscriber agrees to purchase, the Shares and the Series A Warrants in exchange for the Purchase Price; provided, however, that, unless otherwise approved by the holders of a majority of the outstanding shares of Common Stock (excluding, for the avoidance of doubt, the Securities), the Company shall not issue to the Subscriber or any parties aggregated with the Subscriber for purposes of Nasdaq Rule 5635 (the “Subscriber Parties”) any Shares or Warrant Shares upon exercise of the Series A Warrants to the extent such shares after giving effect to such issuance (x) would cause the Subscriber Parties’ ownership to exceed 19.9% of the outstanding shares of the Common Stock or 19.9% of the outstanding voting power of the Company as of immediately prior to the Closing and prior to giving effect to the issuance of Securities pursuant to this Subscription Agreement and (y) would result in the aggregate number of shares of Common Stock issued to the Subscriber Parties pursuant to this Subscription Agreement and any other subscribers pursuant to the Other Subscription Agreements at a price that is below the “Minimum Price” as determined consistently with Nasdaq Rule 5635(d) to exceed 19.9% of the outstanding shares of the Common Stock or 19.9% of the outstanding voting power of the Company as of immediately prior to the Closing and prior to giving effect to the issuance of Securities pursuant to this Subscription Agreement. Any reduction as a result of the foregoing shall be borne pro rata amongst the Subscriber and the other subscribers pursuant in the Other Subscription Agreements based on the number of shares of Common Stock purchased and issuable upon exercise of warrants pursuant to the applicable agreement.
(ii)    To effect the purchases and sales described in this Section 3.1, (x) Subscriber shall deliver to the Company, via wire transfer, to an account designated by the Company on the Closing Date, immediately available funds equal to the Purchase Amount and (y) the Company shall deliver to subscriber the Shares, which shall be issued in book entry form, registered in the name of the Subscriber, and the Series A Warrants, which shall be issued in physical form and, unless otherwise specified by the Subscriber, held by the Warrant Agent (as defined in the Series A Warrants), both the Shares and the Series A Warrants with such legends or notations as applicable, referring to the terms, conditions, and restrictions set forth in the Transaction Documents.
3.2    Conditions to Closing.
3.2.1    The obligations of each of the Company and the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, or the Subscriber, on the other, of the conditions that, on the Closing Date:
(i)     No suspension of the qualification of the Common Stock for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(ii)     No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.
(iii)    Each of the Company and the Subscriber acknowledge the Common Stock ownership and issuance limitations set forth in Section 3.1(i) above and agree that in no event shall such limitations be exceeded by either this Subscription Agreement or as a result of the Other Subscription Agreements, if any.
3.2.2     The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:
(i)     All representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).
(ii)     The Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.
(iii)     Since the date of this Subscription Agreement, no event, the result of which is a Subscriber Material Adverse Effect, shall have occurred that is continuing.
3.2.3     The obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:
(i)     All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).
(ii)     The Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.
(iii)     Since the date of this Subscription Agreement, no event, the result of which is a Material Adverse Effect, shall have occurred that is continuing.
(iv)    The report required to be made by SK geo centric Co., Ltd. to its principal creditor bank on overseas direct investments in accordance with the Foreign Exchange Transactions Regulations of Korea shall have been accepted by such bank.
4.    Transfer Restrictions.
4.1    The Securities may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, Rule 144 under the Securities Act (“Rule 144”) or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company, as applicable or to one or more Subscriber Affiliates or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, of the Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred

Securities, under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Subscription Agreement.
4.2     The Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Securities in the following form:
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.
4.3    Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of the Company’s transfer agent, the Company shall ensure that instruments, whether certificated or uncertificated, evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.2), (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144, and in each case, the Subscriber provides the Company with an undertaking to effect any sales or other transfers in accordance with the Securities Act, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the earliest of such dates, the “Effective Date”).
4.4    The Subscriber agrees with the Company that the Subscriber will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Securities is predicated upon the Company’s reliance upon this understanding.
5.    Registration.
5.1    The Company agrees that, within sixty (60) calendar days following the Closing Date, the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares and Warrant Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than ninety (90) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have the Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Business Days that the Commission remains closed for, provided that such extension shall not exceed sixty (60) calendar days. To the extent that the Company fails to comply with the terms of the immediately preceding sentence, the Company will pay to the holder of each Security an amount equal to $0.007 as liquidated damages for each 30-day delay in such filing or effectiveness (including for each 30-day period such Registration Statement ceases to be effective or is otherwise unavailable for use after it is initially declared effective for any reason other than due to any customary “black out” period to be mutually agreed), provided that the amount of liquidated damages shall be capped at an amount per Security equal to $0.07. The Company shall provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”), and Subscriber shall provide any comments on the Registration Statement to the Company no later than the day immediately preceding the Filing Date. Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Shares or Warrant Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares and Warrant Shares by the applicable holders or otherwise, such Registration Statement shall register for resale such number of Shares and Warrant Shares which is equal to the maximum number of Shares and Warrant Shares as is permitted by the Commission. In such event, the number of Shares and Warrant Shares to be registered for each selling holder named in the Registration Statement shall be reduced pro rata among all such selling holders and as promptly as practicable after being permitted to register additional Shares and Warrant Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional Shares and Warrant Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Business Days that the Commission remains closed for, provided that such extension shall not exceed sixty (60) calendar days. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 5. A “Business Day” shall be defined as a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
5.2    The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (i) two (2) years from the effective date of the Registration Statement, and (ii) the date on which all of the Shares and Warrant Shares shall have been sold and the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. For so long as the Registration Statement shall remain effective, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Shares and Warrant Shares pursuant to the Registration Statement, qualify the Shares and the Warrant Shares for listing on the applicable stock exchange on which the Company’s shares of Common Stock are then listed, and update or amend the Registration Statement as necessary to include the Shares and Warrant Shares. The Company will use its commercially reasonable efforts to (i) for so long as the Subscriber holds Shares and Warrant Shares, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) so long as the Company remains subject to such requirements to enable the Subscriber to resell the Shares and Warrant Shares pursuant to Rule 144, (ii) cause the removal of all restrictive legends from any Shares and Warrant Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Shares and Warrant Shares and, at the request of a Holder, cause the removal of all restrictive legends from any Shares and Warrant Shares held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (iii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (ii) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. “Holder” shall mean the Subscriber or person to which the rights under this Section 5 shall have been assigned pursuant to the terms of this Subscription Agreement. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares and Warrant Shares to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

5.3    The Company’s obligations to include the Shares and Warrant Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company a completed selling holder questionnaire in customary form that contains such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Shares and Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Shares and Warrant Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling holder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that the Company shall request such information from Subscriber, including the selling holder questionnaire, at least five (5) Business Days prior to the anticipated filing date of the Registration Statement. For the avoidance of doubt, the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares and Warrant Shares. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Shares and Warrant Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would reasonably be expected to require premature disclosure of information that would materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.
5.4    Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (1) it will immediately discontinue offers and sales of the Shares and Warrant Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares and Warrant Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares and Warrant Shares shall not apply (w) to the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.
5.5    For purposes of this Section 5 of this Subscription Agreement, (i) “Shares and Warrant Shares” shall mean, as of any date of determination, the Shares and Warrant Shares and any other equity security issued or issuable with respect to the Shares and Warrant Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 5 shall have been duly assigned pursuant to the terms of this Subscription Agreement.
5.6    Notwithstanding the registration obligations set forth herein, if the Commission informs the Company that the resale of all of the Shares and Warrant Shares as a secondary offering cannot, as a result of the application of Rule 415, be registered on a single registration statement, the Company agrees to promptly inform each of the holders of Shares and Warrant Shares thereof and use its reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of Shares and Warrant Shares permitted to be registered by the Commission. In addition, notwithstanding any other provision of this Subscription Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Shares and Warrant Shares permitted to be registered on the Registration Statement, the number of Shares and Warrant Shares to be registered on such Registration Statement will be reduced pro rata among all such selling stockholders whose securities are included in such Registration Statement. In the event of a cutback hereunder, the Company shall give the applicable holder of Shares and Warrant Shares at least five (5) Business Days prior written notice along with the calculations as to such holder’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company, one or more registration statements to register the resale of those Shares and Warrant Shares that were not otherwise registered. “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act and the rules and regulations promulgated thereunder.
5.7    The Company shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information, provided that the Company has given notice of such event to the Subscriber in accordance with the terms of this Subscription Agreement. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Securities by Subscriber. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).
5.8    Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement and the Other Subscription Agreements, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein and that Subscriber has received notice from the Company of such event in accordance with the terms of this Subscription Agreement. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).
5.9    Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which (i) cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (ii) includes a statement or admission of fault and culpability on the part of such indemnified party, or (iii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
5.10    The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of Securities purchased pursuant to this Subscription Agreement.
5.11    If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.10 from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.
6.     [Reserved].
7.     Miscellaneous.
7.1     Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
7.1.1     The parties acknowledge that each party hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.
7.1.2     The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
7.1.3     The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Securities, and Subscriber shall use reasonable best efforts to provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
7.1.4     Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.2     Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(i)    if to Subscriber, to such address or addresses set forth on the signature page hereto;
(ii)    if to the Company, to:
PureCycle Technologies Inc.
5950 Hazeltine National Drive, Suite 650
Orlando, Florida 32822
Attention: Brad Kalter
E-mail: bkalter@purecycle.com
with a required copy to (which copy shall not constitute notice):
Jones Day
1221 Peachtree Street, NE, Suite 400
Atlanta, Georgia 30361
Attention: Joel T. May and Thomas L. Short
E-mail:     jtmay@jonesday.com; tshort@jonesday.com
7.3     Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 7.1.1, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.
7.4     Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing or electronic transmission, signed by (including by electronic signature) a majority in interest (based on the number of shares of Common Stock purchased, but excluding those issuable upon exercise of warrants pursuant to the applicable agreement) of, collectively, the Subscriber and subscribers party to the Other Subscription Agreements; provided, however, any material modification, waiver or termination to the economic terms of the transactions contemplated under this Subscription Agreement shall require the prior written consent of the Subscriber if the Subscriber together with its Subscriber Affiliates has an aggregate Purchase Price of at least $40 million; provided further, however, this Subscription Agreement may not be modified or waived in any way which would materially and adversely affect the rights of one or more Other Subscribers (solely in his, her, their or its capacity as a holder of securities purchased pursuant to the Other Subscription Agreements) in a manner materially disproportionate to any materially adverse effect such modification or waiver would have on the rights of Other Subscribers (solely in their capacity as a holder of securities purchased pursuant to the Other Subscription Agreements) without also obtaining the written consent of that Other Subscriber that would be materially disproportionately and materially adversely affected.
7.5     Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document or electronic transmission executed (including by electronic signature) by a majority in interest (based on the number of shares of Common Stock purchased, but excluding those issuable upon exercise of warrants pursuant to the applicable agreement) of, collectively, the Subscriber and subscribers party to the Other Subscription Agreements. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
7.6     Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Securities acquired hereunder, if any) may be transferred or assigned; provided, however, Subscriber may transfer its rights and obligations hereunder to another one or more investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate) defined above as a Subscriber Affiliate or a lender and, through a lender, a transferee of the lender upon default, provided, that such transfer shall release Subscriber of its obligations hereunder unless (a) the assignee expressly does not assume such obligations in the applicable transfer documentation and (b) upon request, such assignee fails to provide documentation reasonably satisfactory to the Company that assignee can satisfy such obligations.

7.7     Furnishing of Information; Public Information. Until the earlier of the time that (i) Subscriber owns no Securities or (ii) the Series A Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, except in connection with a merger or consolidation of the Company where the Company is not the surviving entity, or the acquisition of, or any other going private transaction involving, the Company.
7.8    Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Oppenheimer shall be the third party beneficiary of the representations and warranties of the Company in Section 2.1, the representations and warranties of Subscriber in Section 2.2 and this Section 7.8.
7.9     Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.
7.10     Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Subscription Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 7.2 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.10. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.
7.11     Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
7.12     No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
7.13     Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.
7.14     Expenses. Except for the fees payable to the Placement Agent, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Securities, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.
7.15     Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
7.16     Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
7.17     Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.
7.18    Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity other than the statements, representations and warranties of the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber agrees that neither Oppenheimer nor its Affiliates nor or any of its or its Affiliates’ respective control persons, officers, directors, employees or representatives, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. The Subscriber acknowledges that neither Oppenheimer nor its representatives: (a) shall be liable to the Subscriber for any improper payment made in accordance with the information provided by the Company; (b) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents; or (c) shall be liable to the Subscriber (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any Transaction Document.
7.19    Listing of Shares and Related Matters. Promptly following the date of this Subscription Agreement, and as provided for herein, the Company shall use commercially reasonable efforts to cause the Shares and, when issued, the Warrant Shares to be listed on Nasdaq. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and, when issued, the Warrant Shares and will take such other commercially reasonable action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable
8.    Termination.
8.1    Ability to Terminate. This Subscription Agreement may be terminated at any time prior to the Closing by:
(i)    mutual written consent of the Company and the Subscriber;
(ii)     either the Company or the Subscriber, upon written notice to the other no earlier than May 1, 2022 (the “Termination Date”), if the Subscription shall not have been consummated by the Termination Date; provided, however, that the right to terminate this Subscription Agreement under this Section 8.1(ii) shall not be available to any party whose failure to fulfill any obligation under this Subscription Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;
(iii)    either the Company or the Subscriber, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 3.2.1 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Subscription Agreement under this Section 8.1(iii) shall not be available to any party whose failure to fulfill any obligation under this Subscription Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;
(iv)    the Company, upon written notice to the Subscriber, so long as the Company is not then in material breach of its representations, warranties, covenants or agreements under this Subscription Agreement such that any of the conditions set forth in Section 3.2.1 or 3.2.3 could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Subscriber set forth in this Subscription Agreement, or (ii) if any of the conditions set forth in Section 3.2.1 or 3.2.2 could not be satisfied by the Termination Date; or
(v)    the Subscriber, upon written notice to the Company, so long as the Subscriber is not then in material breach of its representations, warranties, covenants or agreements under this Subscription Agreement such that any of the conditions set forth in Section 3.2.1 or 3.2.2 could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Subscription Agreement, or (ii) if if any of the conditions set forth in Section 3.2.1 or 3.2.3 could not be satisfied by the Termination Date.
8.2    Effect of Termination. In the event of the termination of this Subscription Agreement, (a) this Subscription Agreement (except for this Section 8.2 and Section 7.13 hereof, and any definitions set forth in this Subscription Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, and (b) all filings, applications and other submissions made pursuant to this Subscription Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Subscription Agreement.
9.     Disclosure. The Subscriber hereby acknowledges that the terms of the Transaction Documents will be disclosed by the Company in a Current Report on Form 8-K filed with the Commission no later than March 10, 2022 (the time of such filing, “Disclosure Time”) and a form of this Subscription Agreement and the Series A Warrants will be filed with the Commission as exhibits thereto. From and after the Disclosure Time, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement. In addition, effective upon the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement entered into in connection with this Subscription Agreement or the Other Subscription Agreements, whether written or oral, between the Company or any of its officers, directors, agents, employees or affiliates on the one hand, and any of the Subscribers or any of their affiliates on the other hand, shall terminate. Notwithstanding anything to the contrary contained herein, the Company shall consult with the Subscriber before issuing any press release with respect to the transactions contemplated hereby that includes the name of Subscriber or any Subscriber Affiliate, and the Company shall not issue any such press release, and shall not otherwise make any public statement (including without limitation any public filing) with respect to the transactions contemplated hereby or that that includes the name of Subscriber or any Subscriber Affiliate, without the prior consent of the Subscriber.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

PURECYCLE TECHNOLOGIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF SUBSCRIBER FOLLOWS]

[SIGNATURE PAGE OF SUBSCRIBER]

Accepted and agreed this day of March, 2022.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: March , 2022

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: __________________________	Joint Subscriber’s EIN: ________________

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: __________________________	Telephone No.: _____________________

Facsimile No.: __________________________	Facsimile No.: ______________________

Aggregate Number of Shares subscribed for: ______________________	Aggregate Number of Warrant Shares underlying Series A Warrants subscribed for:
Aggregate Purchase Price: $ .

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please	check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	ACCREDITED INVESTOR STATUS

(Please	check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.
*** AND ***

C.	AFFILIATE STATUS

(Please	check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.
This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
☐ Any bank, registered broker or dealer, registered or exempt investment adviser, insurance company, registered investment company, business development company, small business investment company or rural business investment company; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any “family office,” as defined in Section 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;
☐ Any “family client,” as defined in Section 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in the paragraph above and whose prospective investment in the Company is directed by such family office;
☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;
☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
☐ Any natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);
☐ Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Company;
☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;
☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;
☐ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

EXHIBIT A
Form of Series A Warrant
NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
SERIES A WARRANT
PURECYCLE TECHNOLOGIES, INC.

Warrant Shares:	Initial Exercise Date: September 17, 2022
THIS SERIES A WARRANT (this “Series A Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after September 17, 2022 (the “Initial Exercise Date”) and on or prior to the earlier of (i) 5:00 p.m. (New York City time) on March 17, 2026 and (ii) the date fixed for redemption of the Subscription Warrants (defined below) as provided in Section 4 (the “Termination Date”) but not thereafter, to subscribe for and purchase from PureCycle Technologies, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Series A Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
This Series A Warrant is issued pursuant to that certain Subscription Agreement (the “Subscription Agreement”), effective on March 7, 2022, between the Company and the Holder. On or around the date of the Subscription Agreement, the Company entered into separate subscription agreements with the Company (“Other Subscription Agreements”) with certain other “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act and “accredited investors” (within the meaning of Rule 501(a) under the Securities Act), pursuant to which the Company issued and sold to such investors additional Series A warrants with terms substantially similar to this Series A Warrant (the “Other Series A Warrants”, and together with this Series A Warrant, the “Subscription Warrants”).
Section 1.Definitions. In addition to the terms defined elsewhere in this Series A Warrant, for all purposes of this Series A Warrant, the following terms have the meanings set forth in this Section 1.
“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Subscription Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
“Black Scholes Value” means the value of this Series A Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental

Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five business days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Series A Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Series A Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Series A Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Series A Warrant (without regard to any limitations on the exercise of this Series A Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Series A Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Series A Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Series A Warrant with the same effect as if such Successor Entity had been named as the Company herein.
“Business Day” and “business day” mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Common Stock” means the Company’s common stock, par value $0.001 per share.
“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Subscription Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
“Warrant Agent” shall be any duly appointed agent selected by the Company. The Warrant Agent shall initially be the Company

Section 2.Exercise.
(a)Exercise of Series A Warrant.
(i)Exercise by Holder. Exercise of the purchase rights represented by this Series A Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (with a copy to the Warrant Agent) of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.
(ii)Exercise Procedures. Notwithstanding anything herein to the contrary, subject to Section 2(d)(ii), the Holder shall not be required to physically surrender this Series A Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Series A Warrant has been exercised in full, in which case, the Holder shall surrender this Series A Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company (with a copy to the Warrant Agent). Partial exercises of this Series A Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) business day of receipt of such notice. The Holder and any assignee, by acceptance of this Series A Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(iii)Maximum Percentage. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2(a)(iii); provided however, no Holder shall be subject to this Section 2(a)(iii) unless he, she or it makes such election. If the election is made by the Holder, the Warrant Agent shall not effect the exercise of the Holder’s Series A Warrants, and such Holder shall not have the right to exercise such Series A Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as a Holder may specify)(the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Series A Warrants with respect to which the determination of such sentence is being made, but shall exclude Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Series A Warrants beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants), subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of the Series A Warrants, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission (the “Commission”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder of the Series A Warrants, the Company shall, within five (5) Business Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. By written notice to the Company, the Holder of the Series A Warrants may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.
(b)Exercise Price. The exercise price per share of Common Stock under this Series A Warrant shall be $11.50, subject to adjustment hereunder (the “Exercise Price”).
(c)Cashless Exercise. If at any time after the Initial Exercise Date, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder, then this Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =
as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Series A Warrant, as adjusted hereunder; and
(X) =	the number of Warrant Shares that would be issuable upon exercise of this Series A Warrant in accordance with the terms of this Series A Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of this Series A Warrant being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Series A Warrant. The Company agrees not to take any position contrary to this Section 2(c).
(d)Mechanics of Exercise.
(i)Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of this Series A Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Series A Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5.00 per Trading Day (increasing to $10.00 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Series A Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.
(ii)Delivery of New Series A Warrants Upon Exercise. If this Series A Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Series A Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Series A Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Series A Warrant, which new Series A Warrant shall in all other respects be identical with this Series A Warrant.
(iii)Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
(iv)Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Series A Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Series A Warrant as required pursuant to the terms hereof.
(v)No Fractional Series A Warrant, Shares or Scrip. No fractional Series A Warrants, shares or scrip representing fractional shares shall be issued upon the exercise of this Series A Warrant. To the extent the Holder would be entitled to a fractional Series A Warrant, the Company shall round down to the nearest whole number of Series A Warrants to be issued to the Holder. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Series A Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
(vii)Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Series A Warrant, pursuant to the terms hereof.
Section 3.Certain Adjustments.
(a)Stock Dividends and Splits. If the Company, at any time while this Series A Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Series A Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Series A Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Series A Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(b)Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series A Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
(c)Pro Rata Distributions. During such time as this Series A Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Series A Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Series A Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.
(d)Fundamental Transaction. If, at any time while this Series A Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Series A Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Series A Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Series A Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Series A Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Series A Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Series A Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Series A Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Series A Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.
(e)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
(f)Notice to Holder.
(i)Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
(ii)Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Series A Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Series A Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
(g)Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Series A Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.
Section 4.Redemption.
(a)Redemption. Subject to Section 4(d), all (and not less than all) of the outstanding Subscription Warrants may be redeemed, in whole and not in part, at the option of the Company, at any time after the Subscription Warrants become exercisable, and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6(b), at the price of $0.01 per Subscription Warrant (“Redemption Price”); provided that the last sales price of the shares of Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any twenty (20) Trading Days within a thirty (30) Trading Day period commencing after the Subscription Warrants become exercisable and ending on the third business day prior to the date on which notice of redemption is given and provided further that there is a current registration statement in effect with respect to the shares of Common Stock underlying the Subscription Warrants for each day in the 30-Trading Day period and continuing each day thereafter until the Redemption Date (defined below).
(b)Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Subscription Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the holders of the Subscription Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register (defined below). Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder received such notice.
(c)Exercise After Notice of Redemption. This Series A Warrant may be exercised in accordance with Section 2 at any time after notice of redemption shall have been given by the Company pursuant to Section 6(b) hereof and prior to the Redemption Date; provided that the Company may require the Holder to exercise this Series A Warrant to elect “cashless exercise” in accordance with the procedures of Section 2(c), and the Holder must exercise this Series A Warrant on a cashless basis if the Company so requires. On and after the Redemption Date, the Holder of this Series A Warrant shall have no further rights except to receive, upon surrender of this Series A Warrant, the Redemption Price.

(d)No Other Rights to Cash Payment. Except for a redemption in accordance with this Section 4, the Holder shall not be entitled to any cash payment whatsoever from the Company in connection with the ownership, exercise or surrender of this Series A Warrant.
(e)Exclusion of Certain Series A Warrants. The Company understands that the redemption rights provided for by this Section 4 apply only to outstanding Subscription Warrants. To the extent a person holds rights to purchase Subscription Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Subscription Warrants issued upon such exercise provided that the criteria for redemption is met.
Section 5.Transfer of Series A Warrant.
(a)Transferability. Subject to compliance with any applicable securities laws, this Series A Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Series A Warrant at the principal office of the Company or its designated Warrant Agent, which shall initially be the Company, together with a written assignment of this Series A Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Series A Warrant evidencing the portion of this Series A Warrant not so assigned, and this Series A Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Series A Warrant to the Company unless the Holder has assigned this Series A Warrant in full, in which case, the Holder shall surrender this Series A Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Series A Warrant in full. The Series A Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Series A Warrant issued.
(b)New Series A Warrants. This Series A Warrant may be divided or combined with other Series A Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Series A Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in exchange for the Series A Warrant or Series A Warrants to be divided or combined in accordance with such notice. All Series A Warrants issued on transfers or exchanges shall be dated the original issuance date and shall be identical with this Series A Warrant except as to the number of Warrant Shares issuable pursuant thereto.
(c)Series A Warrant Register. The Company shall register this Series A Warrant, upon records to be maintained by the Company for that purpose (the “Series A Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of this Series A Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company has appointed the Warrant Agent to maintain the Series A Warrant Register, as the Company’s agent. The Company shall remain responsible for the contents of the Series A Warrant Register, notwithstanding the appointment of a Warrant Agent. The Company shall provide thirty (30) days’ prior written notice to the Holder of any appointment of or change in Warrant Agent and the new Warrant Agent’s contact information, including if the Company shall itself directly maintain the Series A Warrant Register after a third-party Warrant Agent has been appointed.
Section 6.Miscellaneous.
(a)No Rights as Stockholder Until Exercise; No Settlement in Cash. This Series A Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Series A Warrant.
(b)Loss, Theft, Destruction or Mutilation of Series A Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Series A Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Series A Warrant, shall not include the posting of any bond), and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Series A Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Series A Warrant or stock certificate.
(c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.
(d)Authorized Shares. The Company covenants that, during the period this Series A Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Series A Warrant. The Company further covenants that its issuance of this Series A Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Series A Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Series A Warrant will, upon exercise of the purchase rights represented by this Series A Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Series A Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Series A Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Series A Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Series A Warrant.
Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Series A Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(e)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Series A Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Series A Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Series A Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Series A Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Series A Warrant, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
(f)Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Series A Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
(g)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Series A Warrant, if the Company willfully and knowingly fails to comply with any provision of this Series A Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
(h)Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(i)if to a Holder, to its address, email address and/or facsimile number set forth on the register of Holders on file with the Company, with copies to such Holder’s representatives as set forth on such register, or to such other address, email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change;
(ii)if to the Company, to:
PureCycle Technologies Inc.
5950 Hazeltine National Drive, Suite 650
Orlando, Florida 32822
Attention: Brad Kalter
E-mail: bkalter@purecycle.com
    with a required copy to (which copy shall not constitute notice):
Jones Day
1221 Peachtree Street, NE, Suite 400
Atlanta, Georgia 30361
Attention: Joel T. May and Thomas L. Short
E-mail:     jtmay@jonesday.com; tshort@jonesday.com
(i)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Series A Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(j)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Series A Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Series A Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
(k)Successors and Assigns. Subject to applicable securities laws, this Series A Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Series A Warrant are intended to be for the benefit of any Holder from time to time of this Series A Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
(l)Amendment. This Series A Warrant may be amended by the Company without the consent of any of the holders of the Subscription Warrants for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Series A Warrant that is not inconsistent with the provisions of this Series A Warrant, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Series A Warrant, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Subscription Warrants, and any provisions required in connection therewith, (iv) adding to the covenants of the Company for the benefit of the Holder or surrendering any right or power conferred upon the Company under this Series A Warrant, (v) to comply with the rules of the Depositary Trust Company (“DTC”), including to permit the deposit of Subscription Warrants with the DTC and settlement through the facilities thereof, if applicable; or (vi) amending this Series A Warrant in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holder in any material respect. All other modifications or amendments to this Series A Warrant and the other Subscription Warrants, including any amendment to increase the Exercise Price or move the Termination Date, shall require the written consent of the holders of a majority of the then outstanding Subscription Warrants; provided that any material and adverse modification, waiver or termination of the economic terms of the transactions contemplated under this Series A Warrant shall require the prior written consent of the Holder of this Series A Warrant.
(m)Severability. Wherever possible, each provision of this Series A Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Series A Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Series A Warrant.
(n)Headings. The headings used in this Series A Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Series A Warrant.
********************
(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.
PURECYCLE TECHNOLOGIES, INC.

By:
Name:
Title:

NOTICE OF EXERCISE
To: PURECYCLE TECHNOLOGIES, INC.
CC: WARRANT AGENT
(1)     The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Series A Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)     Payment shall take the form of (check applicable box):
in lawful money of the United States; or
if otherwise permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)     Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________
The Warrant Shares shall be delivered to the following DWAC Account Number:
_______________________________
_______________________________
_______________________________
(4)     Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

        EXHIBIT B
ASSIGNMENT FORM
(To assign the foregoing Series A Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Series A Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)
Phone Number:

Email Address:

Dated: _______________ __, ______
Holder’s Signature:

Holder’s Address:

BOARD REPRESENTATION AGREEMENT

This agreement (the “Agreement”) is made as of March 7, 2022, by PureCycle Technologies, Inc., a Delaware corporation (the “Company”), and Sylebra Capital Management (the “Investor”), and shall take effect on date of the closing of the transactions contemplated by the Subscription Agreement (defined below) (the “Effective Date”).
WHEREAS, pursuant to and subject to the terms and conditions of that certain Subscription Agreement by and between the Company and the Investor dated the date hereof (as amended, modified or supplemented, the “Subscription Agreement”), the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, certain shares of common stock, par value $0.001 per share (“Common Stock”) and Series A warrants to purchase shares of Common Stock of the Company described therein (the “Securities”); and
WHEREAS, as an inducement to the Investor to enter into the Subscription Agreement and purchase the Securities, the Company desires to provide the Investor with certain representation rights regarding the Company’s board of directors (the “Board”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Board Representative Rights.
(a)Subject to the terms and conditions of this Agreement and provided that the Investor together with its Affiliates Beneficially Own (i) 10.0% or greater of the Outstanding Equity, the Investor shall have the right (but not the obligation) to designate one person to be nominated for election to the Board and (ii) 15.0% or greater of the Outstanding Equity, the Investor shall have the right (but not the obligation) to designate two persons to be nominated for election to the Board (each, a “Nominee”), by giving written notice to the Chairman of the Board or the Secretary of the Company; provided, however, that notwithstanding the foregoing, the Investor shall not have the right to designate more than one Nominee to the extent that Nasdaq notifies the Company that the right to designate two Nominees would constitute a “change of control” for purposes of Nasdaq Listing Rule 5635(b); provided, further, that the Investor shall only have the right to designate two Nominees if the Board consists of at least nine directors. Each Nominee shall be selected by the Investor in reasonable consultation with (but without the need for the approval of) the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”). The parties hereto acknowledge that the first Nominee shall be Jeff Fieler. Notwithstanding any of the foregoing, together with the rights of the Investor under the Investor Rights Agreement, dated as of March 17, 2021, by and among the Company and the investors a party thereto, the Investor shall not be entitled to designate more than two Nominees, which shall not exceed more than 2/9ths of the Board.
(b)Provided the Investor exercises its right under Section 1(a), the Company shall: (i) use its reasonable efforts to increase the size of the Board such that the Nominee may be appointed, (ii) appoint each Nominee as a member of the Board; and (iii) at all times during the Designation Period, include, and shall use its reasonable best efforts to cause the Board, whether acting through the Nominating Committee or otherwise, to include each designated Nominee in the slate of nominees recommended to the stockholders for election as a director at any annual or special meeting of the stockholders held during the Designation Period (or, if permitted, by any action by written consent of the stockholders taken during the Designation Period) at or by which directors of the Company are to be elected.

(c)If a Board vacancy occurs during the Designation Period solely because of the death, disability, disqualification, resignation, or removal of a Nominee, the Investor shall be entitled to designate such person’s successor in accordance with Section 2(b).
(d)If during the Designation Period a Nominee is not nominated or elected to the Board because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or such Nominee is for any other reason unavailable or unable to serve on the Board, the Investor may promptly designate another Nominee in accordance with the applicable provisions of Section 1 and the director position for which such Nominee was nominated shall not be filled pending such designation.
(e)A Nominee is entitled to the same compensation paid, expense reimbursement payable and D&O insurance coverage to other non-employee Directors as determined by the Board from time to time.
2.Company Obligations.
(a)Notwithstanding anything herein to the contrary, the Company is not obligated to appoint any Nominee to serve on the Board or cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee: (i) who fails to qualify as an “independent” director as defined under Nasdaq Listing Rule 5605(a)(2), (ii) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws; or (iii) if the Board or the Nominating Committee determines in good faith, after consultation with outside legal counsel, that (A) such action would constitute a breach of its fiduciary duties or applicable law or violate the Certificate of Incorporation or Bylaws; or (B) such Nominee would not be qualified under any applicable law, rule or regulation to serve as a Director of the Company; provided, however, that upon the occurrence of either (i) or (ii) above, the Company shall promptly notify the Investor of the occurrence of such event and permit the Investor to provide an alternate Nominee sufficiently in advance of any Board action, the meetings of the stockholders called or written action of stockholders with respect to such election of nominees to the Board and the Company shall use commercially reasonable efforts to perform its obligations under Section 1 with respect to such alternate Nominee (provided that if the Company provides at least 45 days advance notice of the occurrence of any such event, such alternative Nominee must be designated by the Investor not less than 30 days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of nominees to the Board), and in no event shall the Company be obligated to postpone, reschedule, or delay any scheduled meeting of the stockholders with respect to such election of Nominees.
(b)If at any time during a Designation Period a Board vacancy occurs solely because of the death, disability, disqualification, resignation or removal of a Nominee, then the Board, or any committee thereof, shall not fill such vacancy until the earliest to occur of: (i) the Investor’s designation of a successor Nominee (which successor Nominee shall be designated in accordance with Section 1(a) and subject to the terms of Section 2(a)) and the Board’s appointment of such successor Nominee to fill the vacancy; (ii) the Investor’s failure to designate a successor Nominee within 30 Business Days after receiving notification of the vacancy from the Company; or (iii) the Investor’s specifically waiving in writing its rights under this Section 3(b). For the purposes of clarity, the Company shall have the right to fill any Board vacancy which may occur due to any reason other than the death, disability, disqualification, resignation, or removal of the Nominee in accordance with the terms of the Certificate of Incorporation and Bylaws.
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3.Notices. Notices are to be delivered in writing, in the case of the Company, to 5950 Hazeltine National Drive, Suite 650, Orlando, Florida 32822, Attention: Brad Kalter, or to such other address as may be given by each party from time to time under this Section. Notices shall be deemed properly given upon personal delivery, the day following deposit by overnight carrier, or three days after deposit in the U.S. mail.
4.Miscellaneous Provisions. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties hereto. This Agreement may not be assigned by the Investor. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.
5.Remedies. The Company, on the one hand, and the Investor, on the other hand, each acknowledge and agree that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity. In the event that either party institutes any legal suit, action or proceeding against the other party arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.
6.Applicable Law. This Agreement, and any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by the laws of New York, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction.
7.Termination.
(a)The rights of the Investor under Section 1 of this Agreement terminate automatically upon (i) with respect to the first Nominee appointed by the Investor, the Investor together with its Affiliates ceasing to Beneficially Own at least 10.0% of the Outstanding Equity, and (i) with respect to the second Nominee appointed by the Investor, the Investor together with its Affiliates ceasing to Beneficially Own at least 15.0% of the Outstanding Equity, in each case whether as a result of dilution, Transfer or otherwise (the “Nominee Termination Event”). Within three Business Days after the occurrence of the Nominee Termination Event (i) that
3

results from a Transfer of Common Stock by the Investor, the Investor shall notify the Company of such event and (ii) that results from any other event or occurrence, the Company shall notify the Investor of such event (in each case, a “Nominee Termination Notice”).
(b)Notwithstanding anything to the contrary contained herein, upon the occurrence of a General Termination Event, this Agreement shall be automatically terminated and of no further force and effect, and no party hereto shall have any surviving obligations, rights, or duties hereunder after such termination. Within three Business Days after the occurrence of a General Termination Event (i) that results from a Transfer of Common Stock by the Investor, the Investor shall notify the Company of such event and (ii) that results from any other event or occurrence, the Company shall notify the Investor of such event (in each case, a “General Termination Notice”).
8.Definitions.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“Agreement” has the meaning set forth in the preamble.
“Beneficially Own” has the meaning ascribed to it in Rule 13d-3 and 13d-5 (or successor rules then in effect) promulgated under Exchange Act.
“Board” means the board of directors of the Company.
“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.
“Bylaws” means the Company’s Amended and Restated Bylaws, as in effect on the date hereof, as the same may be amended from time to time.
“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.
“Common Stock” has the meaning set forth in the recitals.
“Company” has the meaning set forth in the preamble.
“Designation Period” means, with respect to a Nominee, the period commencing on date of the Investor’s exercise of its right under Section 1(a) with respect to such Nominee and expiring on a Nominee Termination Event.
“Director” means a duly elected member of the Board.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“General Termination Event” means the earlier to occur of (i) the Investor together with its Affiliates ceasing to Beneficially Own at least 10.0% of the Outstanding Equity, whether as a result of dilution, Transfer or otherwise, and (ii) the Investor together with its Affiliates ceasing to Beneficially Own at least 50% of the Securities purchased under the Subscription Agreement.
4

“Nasdaq” means the Nasdaq Capital Market.
“Nominee” has the meaning set forth in Section 1(a).
“Nominee Termination Event” has the meaning set forth in Section 7.
“Nominee Termination Notice” has the meaning set forth in Section 7.
“Outstanding Equity” means, at any time, the issued and outstanding Common Stock of the Company (assuming exercise of all warrants to purchase Common Stock then held by the Investor).
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Securities Laws” means the Securities Act and the Exchange Act, and the rules promulgated thereunder.
“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.
[Signature Page Follows]
5

Signed:
PURECYCLE TECHNOLOGIES, INC.		SYLEBRA CAPITAL MANAGEMENT
By:	/s/ Brad S. Kalter	By:	/s/ Dan Gibson
Name:	Brad S. Kalter	Name:	Dan Gibson
Title:	General Counsel and Secretary	Title:	Chief Investment Officer

[Signature Page to Board Representation Agreement]

*PRESS RELEASE*
PureCycle Technologies Provides Fourth Quarter 2021 Update, Announces $250 Million Investment

-Announced $250 million private equity capital raise to support the build out of the Augusta, Georgia multi-line manufacturing complex and other strategic and general corporate purposes; Transaction expected to close on March 17, 2022, subject to the satisfaction of closing conditions
-Plant 1, the first manufacturing plant in Ironton, Ohio, remains on schedule to complete construction in the fourth quarter of 2022
-Plant 2, first multi-line purification complex in Augusta, Georgia, to break ground with initial site work construction scheduled for March 22, 2022
-PureCycle signed letters of intent (LOI) for 60 million pounds of new feedstock from untapped waste streams that are currently landfilled or incinerated
-PureCycle’s chief manufacturing officer, Dustin Olson, has been elevated to chief operating officer

(ORLANDO, Florida – March 9, 2022) – PureCycle Technologies, Inc. ("PureCycle” or “the company") (NASDAQ: PCT), a U.S.-based advanced recycling company revolutionizing plastic waste, today announced a corporate update and financial results for the fourth quarter ending December 31, 2021.
This includes entering into subscription agreements with a select group of existing stockholders including among others, Sylebra Capital and Samlyn Capital along with a new investor, SK geo centric, for a private placement of common stock and warrants (the “Offering”). Upon closing of the private placement, PureCycle will receive net proceeds of approximately $250 million.

Mike Otworth, PureCycle’s Chairman and Chief Executive Officer, said, “PureCycle remains intently focused on executing against its strategic growth plan and advancing the sustainable plastic revolution through our unique purification process. That growth plan is now further supported by the additional $250 million investment from our long-term shareholders and a new investor. This transaction underscores the support from our shareholder base and highlights a vote of confidence in our technology.”

Larry Somma, PureCycle’s Chief Financial Officer, stated, “PureCycle’s successful announcement of our oversubscribed private placement financing marks an integral step for our company and highlights trust in our ability to execute. It is also a testament to the support we have from several of our long-term shareholders and a new investor. While we have an ambitious growth objective, this capital will provide sufficient capital to fund our business plan which includes building the first four purification lines in Augusta, the supporting feedstock pre-processing (PreP) facilities, our equity investment for the joint venture with SK geo centric and funding of general corporate purposes. This capital raise is a key element for the project debt process which is underway. Any news related to the project debt will be provided to the market at a future time. Operationally, we expect to break ground in Augusta on March 22, 2022, and look forward to providing further details during the corporate update call.”

Na Kyung-soo, CEO, SK geo centric, said, “The welcome addition of SK geo centric to the group of investors demonstrates another strong commitment to the PureCycle technology and business plan. SK geo centric and PureCycle engaged across multiple face to face meetings to understand the key technical details as well as chart a path into South Korea and broader Asia. Our company has a strategic goal to increase the usage of recycle material into our core product platform that aligns perfectly with PureCycle’s core mission. Our equity investment into the PureCycle is the first step toward a long-term strategic partnership.”

Private Placement of Common Stock Details
The Offering included subscription agreements with Sylebra Capital, Samlyn Capital, and partner SK geo centric. Additionally, certain members of the PCT Board of Directors participated in the Offering. Upon closing of the Offering, PureCycle will receive net proceeds of approximately $250 million, resulting from the sale of 35.7 million shares of common stock and warrants to purchase 17.9 million shares of common stock. Subject to the satisfaction of conditions to closing set forth in the securities purchase agreement, the Offering is expected to close on March 17, 2022. Subscribers in the transaction will pay $7.00 per combination of one share of common stock and warrant to purchase one-half of a share of common stock. Each warrant will have an exercise price of $11.50 per share and can be exercisable through March 17, 2026.

The securities were offered only to accredited investors. PureCycle is required to prepare and file a resale registration statement with the Securities and Exchange Commissions (the “SEC”) under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale of the shares of common stock issued in the Offering and the shares of common stock issuable upon exercise of the warrants issued in the Offering. PureCycle is required to have such resale registration statement declared effective by the SEC within 60 calendar days (or 90 calendar days in the event of a “full review” by the SEC) following the closing of the Offering. The securities being sold in the Offering are being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.
Liquidity and Capital Resources
Total liquidity of $431.2 million including $200.7 million of cash, cash equivalents and debt securities available for sale and $230.5 million in restricted cash. PureCycle had $249.6 million in debt and accrued interest, less $17.1 million of discount and issuance costs as of December 31, 2021. Plant 1’s original budget was $242.1 million, which was funded through bond financing. As of December 31, 2021, the remaining capital allocated from the bond funds was $121.4 million.

Operational Update
PureCycle’s chief manufacturing officer, Dustin Olson, has been elevated to chief operating officer. This change reflects the integral role Olson plays within PureCycle and will continue to shepherd key projects through to completion such as the Ironton and Augusta facilities. The company’s first manufacturing facility in Ironton, Ohio continues to progress and remains on schedule. With up to 220 construction craftsmen on site daily, 90% of utilities equipment, and 65% of PreP equipment on site daily, PureCycle is on track for completion in the fourth quarter of 2022. PureCycle's partnership with Gulfspan has allowed the company to build facilities at a much faster rate and module construction is progressing with all 26 modules on site at Gulfspan’s facility. With module construction on track, the company remains confident in the previously disclosed timeline for the completion of PureCycle’s flagship facility, which will have a production capacity of 107 million pounds per year of Ultra-Pure Recycled (UPR) resin. PureCycle expects the Ironton feedstock preprocessing facility (PreP) to be operational in the third quarter of 2022.

The first multi-line purification complex in Augusta, Georgia is scheduled to break ground on March 22, 2022. The multi-line purification complex is designed to support up to 8 lines and produce up to 1.04 billion pounds of UPR resin per year. PureCycle has implemented strategic decisions to strengthen the company’s business model to mitigate and anticipate ever-changing market conditions. This includes an early decision to ensure all facilities are Born Digital, which aides in reducing the commissioning timeline.

PureCycle previously announced its first non-binding head of agreement (HOA) with SK geo centric to open Asia's first UPR resin facility in Ulsan, South Korea, advancing the company’s joint discussions following the memorandum of understanding (MOU) signed in August 2021.

Feedstock and Commercial Update

In the fourth quarter, PureCycle signed letters of intent (LOI) for 60 million pounds of new feedstock within the post-consumer, non-curbside waste stream, a stream that is not currently moving through the market and is either landfilled or incinerated. PureCycle’s feedstock supply pipeline comprises three diverse types of waste streams: post-consumer non-curbside. post-consumer curbside, and post-industrial. PureCycle recently passed partner tests at our Feedstock Evaluation Unit for impact polymer which opens, for the first time, the automotive feedstock market.

PureCycle’s regionalized PreP strategy is expected to deliver strong economics and feed security. Through this strategy, new feedstock sources should be more easily accessible and the PreP facilities themselves are currently expected to generate a return on investment within 3 years. Further, regional PreP facilities will play a key role in our optimization of sort operations to extract No. 5 plastic waste regardless of the quality of the mixed bales. These facilities will play a key role in our overall strategy and are designed to diversify our feed system.

The Central Florida PreP facility, which is designed to provide feedstock to Augusta, remains on schedule and is expected to be operational in the third quarter of 2022. This facility will have the capacity to process 75 million pounds of polypropylene feedstock per year with a scalable annual capacity of 150 million pounds. Conversations with Titus in California are progressing for a second regional PreP facility and site selection for an additional U.S. PreP facility in the Northeast is underway.

PureCycle continues to see strong demand across the packaging and consumer goods segments, and continued market acceptance of the company’s feedstock+ pricing model. PureCycle added 164 million pounds to the pipeline in the fourth quarter and has a total sales pipeline of 822 million pounds.

The company commissioned an independent Life Cycle Assessment (LCA) that was conducted based on the final design of the Ironton facility and without operational data. The LCA shows the Ironton facility is expected to be below new fossil-fueled derived polypropylene across both carbon emissions and energy consumption. PureCycle effectively improves customer value proposition with a tangible alternative to expensive carbon credit purchase programs.

PureCycle received follow up questions from the FDA regarding its previously filed Letter of No Objection (LNO) and as such, amended the request for a LNO for categories C-G, which covers many products that consumers use on a regular basis. The company anticipates additional submissions designed to expand approved feedstocks and enter into extreme heat applications (COU: A,B,H).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of these securities under the resale registration statement will only be by means of a prospectus.

Conference Call Details
The company will hold a conference call today at 11:00 a.m. ET to provide an update on recent corporate developments, including activity from the fourth quarter and updated future strategic plans.
Fourth Quarter 2021 Conference Call Details
Date: Wednesday, March 9, 2022
Time: 11:00 a.m. ET
Toll-free dial-in number: (855) 940-5314
International dial-in number: (929) 517-0418
Conference ID: 1062349

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will have a live Q&A session and be available for replay here and on the Company’s website at www.purecycle.com. A replay of the conference call will be available after 2 p.m. Eastern time on the same day through March 16, 2022, via the information below:

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 1062349

Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial condition, the closing of the Offering, the expected use of proceeds therefrom and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT's Quarterly Report on Form 10-Q entitled "Risk Factors," those discussed and identified in public filings made with the SEC by PCT and the following:
•PCT’s ability to satisfy all conditions to closing for the Offering and to consummate the transaction in a timely manner, or at all;

•PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT's UPR in food grade applications (both in the United States and abroad);
•PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR and PCT's facilities (both in the United States and abroad);
•expectations and changes regarding PCT's strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT's ability to invest in growth initiatives;
•PCT's ability to scale and build the Ironton, Ohio plant in a timely and cost-effective manner;
•PCT's ability to complete the necessary financing with respect to, and complete the construction of, its first U.S. cluster facility, located in Augusta, Georgia (the "Augusta Facility"), in a timely and cost-effective manner;
•PCT's ability to sort and process polypropylene plastic at its plastic waste prep ("Feed PreP") facilities;
•PCT's ability to maintain exclusivity under the Procter & Gamble Company license;
•the implementation, market acceptance and success of PCT's business model and growth strategy;

•the success or profitability of PCT's offtake arrangements;
•the ability to source feedstock with a high polypropylene content;
•PCT's future capital requirements and sources and uses of cash;
•PCT's ability to obtain funding for its operations and future growth;
•developments and projections relating to PCT's competitors and industry;
•the outcome of any legal or regulatory proceedings to which PCT is, or may become a party, including the recently filed securities class action case and the ongoing SEC investigation;
•the ability to recognize the anticipated benefits of the business combination;
•unexpected costs related to the business combination;
•geopolitical risk and changes in applicable laws or regulations;
•the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors;
•operational risk; and
•the risk that the COVID-19 pandemic, including any variants and the efficacy and distribution of vaccines, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT's business operations, as well as PCT's financial condition and results of operations.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About PureCycle Technologies
PureCycle Technologies LLC, a subsidiary of PureCycle Technologies, Inc., holds a global license to commercialize the only patented, solvent-based purification recycling technology, developed by The Procter & Gamble Company (P&G), for restoring waste polypropylene (PP) into ultra-pure resin. The proprietary process removes color, odor and other contaminants from recycled feedstock resulting in an ultra-pure polypropylene suitable for any PP market. To learn more, visit purecycle.com

Company Contact:
Anna Farrar
afarrar@purecycle.com
(954) 647-7059

Investor Relations Contact:
Georg Venturatos
Gateway Investor Relations
PCT@GatewayIR.com
(949) 574-3860

Fourth Quarter 2021 Corporate Update

March 9, 2022

1 Fourth Quarter 2021 Corporate Update March 9, 2022

2 Forward-Looking Statements Certain statements in this Presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the outcome of any legal or regulatory proceedings to which PureCycle Technologies, Inc. (“PCT”) is, or may become a party, and the financial condition, results of operations, earnings outlook and prospects of PureCycle Technologies, Inc. (“PCT”). Forward-looking statements generally relate to future events or our future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of this Presentation. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of the Company’s to-be-filed Annual Report on Form 10-K (the “Form 10-K”) entitled “Risk Factors,” those discussed and identified in public filings made with the SEC by PCT, and the following: PCT’s ability to satisfy all conditions to the recently announced $250 million private placement and to consummate the transaction in a timely manner, or at all; PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s ultra-pure recycled (“UPR”) in food grade applications (both in the United States and abroad); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (both in the United States and abroad); Expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives; PCT’s ability to scale and build the Ironton plant in a timely and cost-effective manner; PCT's ability to complete the necessary financing with respect to, and complete the construction of, its first U.S. cluster facility, located in Augusta, Georgia (the "Augusta Facility"), in a timely and cost-effective manner; PCT’s ability to sort and process polypropylene plastic waste at its plastic waste prep (“Feed PreP”) facilities; PCT’s ability to maintain exclusivity under The Procter & Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy; the success or profitability of PCT’s offtake arrangements; the ability to source feedstock with a high polypropylene content; PCT’s future capital requirements and sources and uses of cash; PCT’s ability to obtain funding for its operations and future growth; developments and projections relating to PCT’s competitors and industry; the outcome of any legal or regulatory proceedings to which PCT is, or may become a party, including the recently filed securities class action case; the ability to recognize the anticipated benefits of the Business Combination; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors; labor shortages and turnover or increases in employees and employee-related costs; the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; operational risk; and the risk that the COVID-19 pandemic, including any variants and the efficacy and distribution of vaccines, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT’s business operations, as well as PCT’s financial condition and results of operations. PCT specifically disclaims any obligation to update this Presentation. These forward-looking statements should not be relied upon as representing PCT’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Estimates for EBITDA are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between PCT's actual results and the preliminary financial data set forth herein may be material.

3 Q4 Update: Making Strong Operational Progress OPERATIONS FEEDSTOCK COMMERCIAL FINANCE • Ironton Purification planned to be operational in Q4 2022; PreP expected to be operational in Q2 2022 • Ironton progressing according to schedule despite supply chain disruptions • Augusta breaking ground on March 22, 2022 • Central Florida PreP start expected in Q3 2022 • Signed new LOIs that account for an increase of 60M pounds per year of feedstock • Total of 438M pounds of feedstock in aggregate • The Association for Plastics Recycling (APR) adopted the PureZeroTM program for this year’s Plastics Recycling Conference • Expanded commercial agreement footprint; converters now include: Aptar, Berry, and Winpak • Market acceptance of Feedstock+ pricing model with a sales pipeline of 822M pounds • Improved customer value proposition expected with independent LCA analysis; 35% reduction in carbon emission and 79% reduction in energy usage vs. “fossil” resin based on final Ironton design • Closed $250M private equity capital raise to support Augusta complex, strategic, and general corporate purposes • Ended Q4 2021 with $431M in total cash and investments • In discussions for long term project debt facility for Augusta complex and recycling PreP Overview Operations Feedstock Commercial Finance

887
130
130

North America*

Site	Date
Ironton	Q4 2022
Augusta #1	Q4 2023
Augusta #2	Q4 2023
Augusta #3	Q2 2024
Augusta #4	Q2 2024
Augusta #5	Q1 2025
Augusta #6	Q1 2025

Europe*

Site	Date
NE Europe	Q4 2024

Asia*

Site	Date
Ulsan, SK	Q4 2024**
Japan (Mitsui)	TBD

PURECYCLE

4

4 Continuing Our Global Path to a Billion Pounds per year 887 130 130 North America* Ironton Augusta #1 Augusta #2 Augusta #3 Augusta #4 Augusta #5 Augusta #6 Q4 2022 Q4 2023 Q4 2023 Q2 2024 Q2 2024 Q1 2025 Q1 2025 Ulsan, SK Japan (Mitsui) Q4 2024** TBD Asia* Europe* NE Europe Q4 2024 Completion dates for all manufacturing based on current expectations and are subject to delays Timeline is contingent on completing agreement on schedule All references to capacity are in millions lbs / yr * ** ***

5 Ironton On Track for Q4 Start-up Energize Site First Module Delivery Commission Soft Start Utilities PreP Soft Start March June Q2 Q3 Q4 Ironton site construction progressing well • 150-220 construction craftsmen on site daily • 90% of utilities equipment on site; plan to energize in March • 65% of PreP equipment on site; soft start targeted for August Module construction is on track • All 26 modules on site at Gulfspan, 60-90 craftsmen working daily, progress is pacing material deliveries • First module delivery to Ironton scheduled for April Team managing difficult market to hold schedule • Modeling a 9-month production ramp-up plan • Creative decisions to manage material and delivery costs • Cushion in ramp plan should help manage schedule risks Overview Operations Feedstock Commercial Finance * Expected timeline given current project estimates

6 Augusta Ready to Break Ground • Phase 1: Build 2 lines, 130M lbs/yr per line • First 260M lbs/yr expected to come online in Q4 2023 • Augusta can support at least 8 lines (1.04 billion lbs/yr) • Plan to build 2 lines every 6-9 months; copy/paste design • Future facility location economics will be measured against the base Augusta plan • 4 months into 24-month project schedule; leveraging Gulfspan for construction scale efficiencies • Born Digital program will reduce commissioning timeline • Plan incorporates key learnings from Ironton • Build key infrastructure components into the phase 1 (2 lines) • Expect very strong project returns as higher product pricing should offset inflation • Augusta variable and fixed costs are modeled at 15-30% below Ironton • Significant Fixed & Variable cost, CAPEX, operational, and construction synergies associated with multiple line approach • Look for strong supply chain economics into/out of Augusta + Current Status What How Why • Groundbreaking scheduled for March 22, 2022 • Long lead purchase initiated with plan to issue PO’s by end of March 2022 • Key long lead components include rotating equipment, high pressure vessels, and specialty instrumentation • Partnering with strategic suppliers for project delivery • Current committed spend is $29M Overview Operations Feedstock Commercial Finance

7 Distributed PreP Strategy Delivers Strong Economics and Feed Security Northeast PreP Advanced Sorting + Wash 75-150M lbs PP/yr TBD 2023 Central Florida PreP Advanced Sorting + Wash 75-150M lbs PP/yr Startup Q3 2022 Titus PreP Advanced Sorting 10-25M lbs PP/yr Startup Q2 2022 1 Expand national footprint to include West and Northeast regions 2 Optimize sort operations to extract no. 5 regardless of mixed plastics bale quality 3 4 Evaluating unique regional feed sources to “bolt-on-to” base operations Attractive standalone unit economics; estimated 2-3yr payback on investment Overview Operations Feedstock Commercial Finance* Timelines are estimated given current project estimates

Securing Feedstock: New LOIs for 60 million Pounds

Post-Consumer Curbside

- Segregated bales
- Comingled bales

Post-Consumer Non-Curbside

- Targeted streams
- Circularity programs

Post Industrial

- Direct from industries
- Brokered waste

PureCycle Pipeline Volume
Contracted/LOI (lbs)

438M

1. *Internal Company Estimates*

PURECYCLE Overview Operations Feedstock Commercial Finance 8

8 Securing Feedstock: New LOIs for 60 million Pounds Post Industrial Post-Consumer Non-Curbside Post-Consumer Curbside • Segregated bales • Comingled bales • Targeted streams • Circularity programs • Direct from industries • Brokered waste 1. Internal Company Estimates • 445M pounds of opportunities identified • 30M pounds contracted • 1.4B pounds of opportunities identified • 60M pounds per year LOIs signed in Q4 • 80M pounds contracted • 316M pounds of opportunities identified • 100M pounds contracted We believe our purification technology has unlocked an extra 25% of feedstock opportunities that current recycling technologies cannot target 1 PureCycle Pipeline Volume Contracted/LOI (lbs) 438M Overview Operations Feedstock Commercial Finance

9 343 133 149 376 240 206 Allocated Contracting Early Discussions Q3 2021 Q4 2021 Strong Contracted Sales Growth in Q4 1. Pipeline is comprised of allocated (contracted and partners where PCT has volume obligations), contracting (deal terms under discussion), and early discussions (deal volume has been stated) Offtake Pipeline (Pounds) 10% 80% 38% to Ironton & Augusta 1-5 • Ironton sold out; progress in Augusta with Lines 1 & 2 expected to be sold out in Q2 • Continue to see strong demand across packaging and consumer goods market segments • Market response to Feedstock+ pricing is accelerating; added 164M pounds of new deals in discussions • Starting to target automotive and medical market segments • Early discussions converting to contracting at an accelerated rate Overview Operations Feedstock Commercial Finance

PureCycle Margins Resilient through Market Cycles

Normal Volatility
Pandemic Shutdown
High Commodity Volatility
Virgin PP
(cents/lb)
#5 Bale SE
(cents/lb)
54.00
113.00
151.00
117.00
3.50
34.50
37.75
29.50
2/22/19
2/25/22

EBITDA* Comparison to Original Guidance

		Shutdown	Compress	Expansion	Current
	Cycle	Shutdown	Compress	Expansion	Current
	Spread	50.50	78.50	113.25	87.50
Ironton	~80% based on Virgin PP	↓ 8%	↓ 16%	↑ 40%	↑ 9%
Augusta #1	~60% based on Feedstock+	↑ 6%	↑ 3%	↑ 19%	↑ 12%
Company	1x Ironton 4x Augusta	↑ 3%	0%	↑ 23%	↑ 12%

PURECYCLE
Overview | Operations | Feedstock | Commercial | Finance
10

10 Virgin PP (cents/lb) #5 Bale SE (cents/lb) PureCycle Margins Resilient through Market Cycles 1. Virgin PP is IHS GP Homopolymer NA 2. RecycledMarkets.net Southeast region pricing for #5 bale Pandemic Shutdown 2/22/19 2/25/22 Ironton Augusta #1 ~80% ~60% Normal Volatility 54.00 113.00 151.00 117.00 3.50 34.50 37.75 29.50 EBITDA* Comparison to Original Guidance 9% 16% 40% 8%based on Virgin PP based on Feedstock+ High Commodity Volatility • PureCycle EBITDA Margins* would have performed well across market cycle • Feedstock + pricing program is gaining broad acceptance across the customer base • Feedstock + pricing program is expected to reduce earnings volatility for company 6% 3% 19% 12% Company 1x Ironton 4x Augusta 3% 0% 23% 12% Cycle Spread Shutdown Compress Expansion Current 50.50 78.50 113.25 87.50 Overview Operations Feedstock Commercial Finance *No reconciliation of the forecasted EBITDA to Net Income is included in this Presentation because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, PCT believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

PureCycle LCA Indicates Advantage vs Fossil Plastics

LCA

Carbon

35% below virgin PP

1.54kg CO_2 per kg of PP resin

Energy

79% below virgin PP

16.5MJ per kg of PP resin

Water

1% above virgin PP

8.8 Liters per kg of PP resin

PURECYCLE
Overview | Operations | Feedstock | Commercial | Finance
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11 PureCycle LCA Indicates Advantage vs Fossil Plastics 35% 1% • PureCycle expects to improve customer value proposition with tangible alternative to expensive carbon credit purchase programs • Significant reductions expected relative to fossil-based PP on carbon footprint and energy usage • Independent review based on final design of Ironton, Ohio facility; will revalidate upon facility start-up • Further reductions available through introduction of renewable energy sources • Further details will be included in the PureCycle’s CSR Report (expected release in Q2 2022) LCA Energy above virgin PP below virgin PP 79% Carbon Water below virgin PP Overview Operations Feedstock Commercial Finance 1.54kg CO2 per kg of PP resin 16.5MJ per kg of PP resin 8.8Liters per kg of PP resin

12 LNO Submission Filed • PureCycle is working with the FDA to obtain the first LNO decision • The FDA LNO process will be repeated for new feedstocks many times over next several years; this is expected and normal • PureCycle is currently seeking an LNO for conditions of use (C-G) that represent the majority of market use cases First FDA LNO Submission is Progressing as Planned FDA Follow Up Questions Received PCT Submits Response to Questions TIMELINE Sept 2021 Jan 2022 Feb 2022 Overview Operations Feedstock Commercial Finance

13 Despite Difficult Market Conditions, PureCycle Receives Strong Support in a $250M Private Equity Raise • Investors purchased 35.7 million shares and warrants for ½ share for $7.00 per share • Transaction will close with proceeds of approximately $250 million • Participation with high quality institutional investors led by: Sylebra Capital and Samlyn Capital. • New strategic investor is SK geo centric with an investment made as part of an expected long-term strategic partnership • Viewed by the Company as a validation to the PureCycle technology and business plan • PCT believes this equity capital helps fund a business plan that will include the first four purification lines in Augusta, PreP facilities, and other strategic and general corporate purposes • Project debt process is underway with an update to be given at a future time PureCycle executed a $250M private equity raise High quality investor participation Capital raise progresses PureCycle’s path to a billion pounds Transaction will close on March 17, 2022 Overview Operations Feedstock Commercial Finance

14 Q4 Balance Sheet and Liquidity Update (IN MILLIONS) Sept. 30, 2021 Dec. 31, 2021 change Cash and Cash Equivalents $36.5 $33.3 $(3.2) Debt Securities Available for Sale 184.6 167.4 (17.2) Total Unrestricted $221.1 $200.7 $(20.4) Restricted Cash Plant 1 project fund (Ironton, OH) $156.0 $121.4 $(34.6) Letter of Credit for Ironton, OH utilities 2.1 2.1 - Other corporate requirements 0.1 1.4 1.3 Reserve Requirements per Revenue Bonds General Liquidity Reserve 50.0 50.0 - Capitalized Interest Reserve (interest payments through 12/1/2023) 43.8 34.6 $(9.2) Debt Service Reserve (portion of future principal payments) 21.0 21.0 - Total Restricted $273.0 $230.5 $(42.5) Total Available $494.1 $431.2 $(62.9) Gross Bonds and Notes Payable $311.3 $249.6 $(61.7) Summary of Liquidity Changes $431.2M Available Ironton $34.6M draw for construction progress payments $9.2M interest paid $3.7M additional expenses Augusta/Feed Prep $3.2M Operating and SGA Expenses $12.2M in general expenses Magnetar Note Payable Fully converted and no longer outstanding Converted into 9.2M shares Gross Bonds and Notes Payable minus $19.3m at Sept. 30 and $17.1m at Dec 31, 2021, of discount and issue costs Overview Operations Feedstock Commercial Finance

15 Strategic Decisions Strengthen Business Model Key Decisions Strategic Rationale • Increased access to feedstock, lower expected logistics costs • Strong standalone PreP economics: Expect ~2-3yr payback w/ 3-10 cents per pound (cpp) on PP improvement Distributed PreP Facilities Feedstock+ Pricing Gulfspan Investment Cluster Site Model • Aligned model with expected true cost of production • Designed to hedge against feedstock price volatility • Seek to disconnect pricing model from virgin PP volatility • Should reduce construction time, expected reduction in cost, and sequestered construction capacity • Ironton schedule preserved • Plan to reduce cost/facility by spreading overhead, site selection, and startup costs across more capacity. 130M Purification Line Capacity • Utilize “mostly” same chassis as Ironton production line • Improved energy and labor costs in Augusta; 15-30% reduction Purification Co-Products • Opportunity to turn purification waste streams into recycled co-products • Creates incremental revenue streams, expected margin uplifts, and anticipated higher ROIC Overview Operations Feedstock Commercial Finance

16 PureCycle Continues to Build Operational Momentum 1 2 3 6 7 $250M private equity capital raise executed on March 7, 2022 1st regional PreP facility should be operational in Central Florida by Q3 2022 Strong quarterly growth in sales pipeline with 164M pounds of new deals in discussion 5 First location in Asia identified with SK geo centric in Ulsan, South Korea Ironton on-track for Q4 2022 operation; Augusta breaking ground on March 22, 2022 Broadened our converter network with the addition of Winpak as a new customer 4 8 60 million pounds in new feedstock LOIs signed Independent LCA estimates 35% carbon emissions reduction & 79% energy reduction vs. “fossil” resin